UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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Codorus Valley Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC Driver Opportunity Partners I LP J. Abbott R. Cooper Aashish R. Kamat John E. Kiernan A. Dwight Utz
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania corporation (the “Company”).

On February 2, 2022, Driver issued the following press release:

Driver Management Nominates Three Highly-Qualified, Independent Candidates for Election to Codorus Valley Bancorp’s Board of Directors

Calls for Meaningful, Shareholder-Driven Change in Codorus Valley’s Boardroom

Decries Status Quo That Serves Management Instead of the Company’s Shareholders

NEW YORK--(BUSINESS WIRE)--Driver Management Company LLC (together with its affiliates, “Driver” or “we”), the beneficial owner of 6.72% of the outstanding shares of Codorus Valley Bancorp, Inc. (NASDAQ: CVLY) (“Codorus Valley” or the “Company”), today issued a statement regarding its decision to nominate three highly-qualified and independent candidates for election to the Company's Board of Directors (the "Board") at the 2022 Annual Meeting of Shareholders (the "Annual Meeting").

Abbott Cooper, Driver’s founder and managing member, commented:

“Like many shareholders, we are unhappy with Codorus Valley’s long-term underperformance. While Larry Miller was, in our opinion, a terrible Chief Executive Officer, simply replacing him with Craig Kauffman is not the answer. Mr. Kauffman has never been a CEO and brings limited experience as the officer of a public company. In our view, he has failed to communicate a viable plan to deliver value to long-suffering shareholders or acknowledge our concerns and, if the fourth quarter is any indication, Mr. Kauffman may prove to be even worse than Mr. Miller at creating shareholder value.

To state what we think should be obvious, Codorus Valley is a public company owned by its shareholders and we believe the current Board lacks the ownership mentality necessary to overturn years of financial underperformance and explore all avenues to value creation without bias. We seriously question the process that led to Mr. Kauffman being named CEO of the Company since it appears that he does not understand shareholder expectations or has a focus on creating shareholder value. Unlike the current Board, we do not think Mr. Kauffman “deserves” to be CEO simply due to his loyalty to Mr. Miller. To suggest that it is Mr. Kauffman’s “turn” to be CEO is offensive and we believe it reflects a fundamental disregard for shareholder value.

Under Mr. Kauffman’s leadership thus far, Codorus Valley’s performance has gone from bad to worse. We think that the 0.46% return on average assets and 5.46% return on average equity reported by the Company for the fourth quarter are simply unacceptable and indicative of fundamental problems that will not be solved by replacing Mr. Miller with his understudy. Put simply, the status quo (which Mr. Kauffman represents) isn’t working for Codorus Valley. We believe our nominees will bring the right perspectives and experience to a Board that appears more focused on rewarding management for poor performance than creating shareholder value.

Since June 2021, we have tried to engage the Board in a candid and frank discussion regarding Codorus Valley’s performance and prospects. Rather than participate in serious discussions, the Board and Mr. Kauffman seem to prefer pointless conversations about vague, aspirational plans untethered to actual performance. In addition, despite our many requests, the Board has categorically refused to provide any information regarding executive compensation arrangements that we believe clearly create a conflict of interest between management and shareholders and were adopted without the requisite care. At this point, we feel compelled to nominate candidates who we believe can be agents of change in the boardroom and help unlock the significant value trapped within Codorus Valley's underperforming shares.”

Our nominees are:

Aashish R. Kamat

Mr. Kamat holds audit and accounting expertise with extensive executive experience in banking and capital markets. Mr. Kamat is a Senior Advisor and former Co-Managing Partner at GCC Asia Growth Fund Limited, a small-cap investment vehicle. Previously, Mr. Kamat served as Chief Executive Officer and Country Head of the India division of UBS Group AG (NYSE: UBS). Earlier in his career, Mr. Kamat also held roles at JPMorgan Chase & Co. (NYSE: JPM), Bank of America Corporation (NYSE: BAC) and Coopers & Lybrand LLP (n/k/a PricewaterhouseCoopers LLP). Mr. Kamat is a Certified Public Accountant and holds a B.A. in Accounting and Finance from Franklin & Marshall College.

John E. Kiernan

Mr. Kiernan possesses significant public company executive experience and capital markets expertise. Mr. Kiernan currently serves as the Chief Executive Officer, President and director of Alico, Inc. (NASDAQ: ALCO), the largest citrus producer in the U.S. Previously, Mr. Kiernan worked at International Business Machines Corporation (NYSE: IBM), Susquehanna International Group, LLP and Bear Stearns Companies, Inc. (formerly NYSE: BSC). He holds a B.A. in Finance and History, summa cum laude, from Saint Vincent College, a J.D. from the University of Virginia School of Law and an M.B.A. from the University of Virginia Darden Graduate School of Business Administration.

A. Dwight Utz

Mr. Utz has more than four decades of banking sector experience and an unparalleled understanding of the Company's operations. Mr. Utz previously served as Chief Operating Officer and Executive Vice President of Codorus Valley Bancorp., Inc. (NYSE: CVLY) and President, Chief Executive Officer and Chief Operating Officer of its subsidiary PeoplesBank. Earlier in his career, Mr. Utz worked at VantageSouth Bancshares, Inc. (formerly NYSE: VSB) and East Carolina Bancorp, Inc. (formerly NYSE MKT: ECBE). Mr. Utz received an Associate’s Degree in Business Administration from Central Penn College and a Graduate Degree from the University of Delaware, Stonier Graduate School of Banking.

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About Driver Management Company

Driver employs a valued-oriented, event-driven investment strategy that focuses exclusively on equities in the U.S. banking sector. The firm’s leadership has decades of experience advising and engaging with bank management teams and boards of directors on strategies for enhancing shareholder value. For information, visit www.drivermanagementcompany.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of Codorus Valley Bancorp, Inc., a Pennsylvania Company (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Aashish Kamat, John E. Kiernan and A. Dwight Utz.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 640,880 shares of Common Stock, par value $2.50 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 640,880 shares of Common Stock, including 1,000 shares held in record name. As the general partner of Driver Opportunity, Driver Management may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, none of Messrs. Kamat, Kiernan or Utz own beneficially or of record any securities of the Company.

Contact

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

driver@longacresquare.com